EXHIBIT 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Numbers 33-5300 and 333-70710) of Harsco Corporation of our report dated June 27, 2007 relating to the financial statements and supplemental schedule of the Harsco Corporation Savings Plan, which appears in this Form 11-K.




/S/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 27, 2007